                       AGREEMENT TO DEVELOP OEM PRODUCTS

      This Agreement ("Agreement") is made by and between Amiable Technologies, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, with offices at International Plaza Two, Suite 625, Philadelphia, Pennsylvania 19113, USA (hereinafter referred to as "ATI") and ALPS ELECTRIC CO., LTD., a Japanese corporation with its principal office at 1-7 Yukigaya-Otsuka-cho, Ota-ku, Tokyo, 145-8501 Japan (hereinafter referred to as "OEM PARTNER").

Recitals:

      WHEREAS, ATI designs and manufactures graphics software and composes related documentation for use with the Macintosh, Power Macintosh and PC computers; and

      WHEREAS, OEM PARTNER desires to obtain a license from ATI of certain rights with respect to certain of ATI's graphics software and related documentation used with the Windows and Macintosh platforms, as designated herein, and ATI desires to grant such license to OEM PARTNER, subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS

      When used in this Agreement, the following words and phrases shall have the meaning set forth below unless the context otherwise requires.

      1.1 "EFFECTIVE DATE" means the date this Agreement is formed, which shall occur upon execution thereof by an authorized representative of OEM PARTNER and acceptance thereof by an authorized representative of ATI.

      1.2 "INTELLECTUAL PROPERTY RIGHTS" means all of ATI's rights, title and interest in the Licensed Software and Licensed Documentation, including, but not limited to, such rights, title and interests provided under any and all patent, copyright, common or any other comparable laws of any country, governmental body, or jurisdiction.

      1.3 "LICENSED DOCUMENTATION" means all documentation, related to the Licensed Software and the purpose of which is to demonstrate use and operation of the Licensed Software, including, but not limited to, manuals and tutorials.

      1.4 "LICENSED SOFTWARE or 'SOFTWARE'" means the software programs identified on Appendix A, annexed hereto and made a part hereof, in object code form, supporting the Macintosh platforms, all Program Updates, Program Improvements, revisions thereto, and demonstrations thereof, supplied by ATI during the term of this Agreement. The parties may, from time to time, add other software programs to Appendix A by written agreement, whereupon the term "Licensed Software" or "Software" shall then also apply to such other software programs.

      1.5 "OEM PARTNER'S OEM PRODUCTS" means, collectively, the Licensed Software and Licensed Documentation.

      1.6 "PROGRAM IMPROVEMENTS" means new versions of any Licensed Software on the Windows 95,


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            Windows 98, Windows NT, or Macintosh platforms, which are introduced by ATI, in ATI's sole judgment, which contain substantial new functionality or other changes and additions to the Licensed Software.

      1.7   "DEMONSTRATION UNITS" means OEM PRODUCT provided by ATI to OEM
            PARTNER.
            (a)   To be used internally by OEM PARTNER for development purposes.
            (b) For inclusion with demonstration printer to OEM PARTNER's resellers and OEM PARTNER's OEM PARTNERS to show potential buyers the printer or OEM SOFTWARE.

      1.8 "PROGRAM UPDATES" means any software program modifications with respect to Licensed Software implemented in ATI's sole judgment for purposes of improving a software program or introducing minor new functionality;

      1.9   "TERRITORY" means the entire world.

      1.10 "START DATE" means the date the Licensed Software and Licensed Documentation has been approved by OEM PARTNER or the first customer shipment by OEM, whichever is earlier.

      1.11 "TRADEMARK" means one or more words or symbols that uniquely, distinctly, and legally identifies ATI as the owner, maker, or seller of a particular product or indicating the origin of a product.

2.    LICENSE OF RIGHTS

      2.1 License. Subject to the terms and conditions of this Agreement, ATI will provide to OEM PARTNER a master copy of the Licensed Software and Licensed Documentation. ATI hereby grants to OEM PARTNER, and OEM PARTNER accepts, a non-transferable, non-exclusive license to use the Licensed Software and Licensed Documentation. The license granted herein to OEM PARTNER shall permit OEM PARTNER, at its sole expense:

            (a) to copy any software program composing Software onto disk and copy Licensed Documentation related to such Software; and

            (b) to package and sublicense solely in the Territory the Licensed Software and its related Licensed Documentation under Trademark subject to a form license agreement pre-approved by ATI.

            Nothing in this Agreement is intended or shall be construed to convey title in the Licensed Software or Licensed Documentation to OEM PARTNER or others, or to convey any right or interest whatsoever in the Licensed Software or Licensed Documentation, other than the license hereby created, and ATI expressly reserves all title and all rights accompanying thereto in and to the Licensed Software and Licensed Documentation.

      2.2 Acknowledgment of ATI Rights. OEM PARTNER hereby acknowledges that all Licensed Software delivered in any form hereunder, including, but not limited to, disks, CD-ROMs and the like, and Licensed Documentation are proprietary products of ATI, protected by copyright and other applicable laws, and otherxvise constitute trade secrets and proprietary information of ATI. OEM PARTNER agrees not to use Licensed Software and Licensed Documentation, except in accordance with and subject to the terms and conditions of this Agreement.

      2.3 Acknowledgment of OEM PARTNER's Rights. ATI hereby acknowledges that certain printer specific features, such as printer drivers, printer description files, communication with the printer and color profiles are a joint development between ATI and OEM PARTNER. ATI agrees to notify OEM


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            PARTNER should ATI offer OEM PARTNER'S OEM PRODUCTS to any other company besides OEM PARTNER. ATI agrees not to sell OEM PARTNER'S OEM PRODUCTS to any other company without OEM PARTNER's express written permission.

3.    PROTECTION OF ATI RIGHTS IN LICENSED SOFTWARE AND DOCUMENTATION

      3.1 Prohibited Acts. Except as provided herein or with the prior written consent of ATI, OEM PARTNER agrees not to, and will not permit others to, do the following:

            (a) copy, reproduce, alter, reverse engineer, translate, disassemble, or decompile the Licensed Software in whole or in part, or

            (b)   copy, reproduce, alter or translate the Licensed
                  Documentation.

            OEM PARTNER may sell Licensed Software to its resellers and OEM partners with the written permission of ATI.

      3.2 Indemnification. OEM PARTNER agrees to indemnify and hold ATI, its agents, employees, successors and assigns, harmless for any and all claims, losses, damages, expenses, including attorney's fees, or any other liability, sustained by any of them, that may result, in whole or in part, from the use by OEM PARTNER or any other party, of any OEM PARTNER'S OEM PRODUCTS or any associated materials. OEM PARTNER agrees to protect ATI against any and all infringements of its Intellectual Property Rights by properly notifying ATI of those persons or entities who possess any OEM PARTNER'S OEM PRODUCTS, as well as all other parties, who are or might be considered to be in violation of ATI's Intellectual Property Rights.

            ATI agrees to indemnify and hold harmless OEM PARTNER from and against any loss by or liability to OEM PARTNER from any claim, loss, damage or liability of any third party arising out of or relating to any acts or omissions of ATI, its employees or resellers, and/or claims which may be caused by misinterpretation of Licensed Software manuals. Such right to indemnification shall extend to ATI's failure to perform any of its obligations under this Agreement or claims of negligence or strict liability resulting from the misuse of the Licensed Software or from defects therein found to have been caused by or arising out of ATI's failure to comply with any law, regulation or governmental or judicial ordinance.

            If any threatened or actual suit or claim is brought against OEM PARTNER and/or any user of Licensed Software for infringement of a patent or other legally protected interest caused solely by Licensed Software, ATI agrees to defend at its discretion and its expense such suit or claim, provided; (1)ATI is notified promptly in writing of such claim or of a threatened or actual suit or claim; and, (2)If ATI requests, OEM PARTNER shall provide ATI any and all of its rights to negotiate; and (3)If ATI so requests, and at ATI's expense, OEM PARTNER provides full cooperation and assistance for the defense of the same.

            ATI agrees that nothing in this Agreement shall be deemed to confer on it any right, title or interest in any of ATI's patents, copyrights, trademarks or other intellectual property.

      3.3 Trademark Usage. ATI hereby authorizes OEM PARTNER to use the Trademarks in the Territory on or in relation to the OEM PARTNER'S OEM PRODUCTS, for the sole purposes of exercising its rights and performing its obligations under this Agreement, and for no other purposes without the prior written consent of ATI. All products shall be marked with ATI's logo. ATI shall grant the use of its Trademarks to OEM PARTNER for the purpose of this Agreement only.


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      3.4   OEM PARTNER Assurances. OEM PARTNER agrees, warrants and will take steps to assure that:

            (a) the ATI notice of copyright symbol (i.e. (C) Amiable Technologies, Inc. 2000 All Rights Reserved) appears clearly in the following areas of each and every OEM PARTNER'S OEM
                  PRODUCTS: on the start-up screen (also referred to as "About" or "Help" screen), and

            (b) each reference to and use of any of the Trademarks by OEM PARTNER is and will be in a manner from time to time approved by ATI and accompanied by an acknowledgment, in a form approved by ATI, that the same is a Trademark (or registered Trademark) of ATI as the case may be;

            (c) a notice is affixed to or accompanies the OEM PARTNER'S OEM PRODUCTS stating that the Software incorporated therein is licensed for use by the purchaser thereof only, but only to the extent that such use is reasonably necessary for the proper use of the OEM PARTNER'S OEM PRODUCTS for the purposes for which they were designed and providing that such Software shall not be copied or altered.

      3.5 Protection of Intellectual Property Rights. OEM PARTNER shall notify existing and future resellers and OEM partners of OEM PARTNER'S OEM PRODUCTS that they are required to assist OEM PARTNER in maintaining the validity and enforceability of ATI's Intellectual Property Rights during and subsequent to the termination of this Agreement.

      3.6 Infringement Notice. OEM PARTNER shall promptly notify ATI of any actual, threatened or suspected infringement in the Territory of any Intellectual Property Rights of ATI which comes to OEM PARTNER's attention, whether from OEM PARTNER'S resellers or otherwise. OEM PARTNER will also, at the request and expense of ATI, do all things as may be reasonably required to assist ATI in taking or resisting any legal proceedings during or subsequent to the termination of this Agreement.

4.    License OF OEM PARTNER'S OEM PRODUCTS

      4.1 License. Appendix A sets forth the OEM PARTNER'S OEM PRODUCTS subject to this Agreement on the date hereof, and the license fees payable by OEM PARTNER to ATI therefor. During the term of this Agreement, ATI agrees to license to OEM PARTNER, and OEM PARTNER agrees to license from ATI, copies of OEM PARTNER'S OEM PRODUCTS. The license of OEM PARTNER'S OEM PRODUCTS permits OEM PARTNER to use the master copy of the Licensed Software and Licensed Documentation to make the purchased OEM PARTNER'S OEM PRODUCTS. All transactions shall be initiated by the submission of a purchase order by OEM PARTNER to ATI. Any term of a purchase order inconsistent with the terms and provisions of this Agreement shall be null and void and deleted from the purchase order containing such term.

      4.2 Per-unit License Fee. The per-unit license fee for the OEM PARTNER'S OEM PRODUCTS, as of the date of this Agreement, is set forth on Appendix B, annexed hereto, and incorporated by reference herein.

      4.3 Non-exclusive fees. All license fees for OEM PARTNER'S OEM PRODUCTS are exclusive of any applicable value added, sales, use, privilege, excise, and similar taxes, customs and duties, or any other taxes or assessments imposed on such sales, uses or shipment. OEM PARTNER shall additionally be


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            liable for and shall pay any such amounts. In the event that ATI is required to pay any such amounts, OEM PARTNER will reimburse ATI within thirty (30) days after ATI issues an invoice therefor. In addition, OEM PARTNER agrees, at its sole expense, to indemnify, defend and hold ATI, its agents, employees, successors and assigns, harmless for, and forthwith reimburse ATI, its agents, employees, successors and assigns from and against any and all liability for taxes, assessments or any other governmental imposition of any nature whatsoever which may be levied upon or imposed in relation to OEM PARTNER'S OEM PRODUCTS after and/or in connection with delivery to OEM PARTNER or OEM PARTNER customers. This shall include, but not be limited to, any and all taxes, assessments or other charges imposed by any governmental authority in the Territory occasioned by sales by OEM PARTNER of the OEM PARTNER'S OEM PRODUCTS in the Territory.

      4.4   Shipment and Packaging.

            (a) The cost of shipment for production units shall be home by and billed to OEM PARTNER. The cost of shipment for samples, betas, and products for developmental purposes shall be borne by ATI.

            (b) The OEM PARTNER'S OEM PRODUCTS shall be packaged in accordance with ATI's then-current packaging specifications, for the mode of shipment selected by ATI. If OEM PARTNER desires or requires different or special packaging, OEM PARTNER shall advise ATI thereof, and shall assume all liability therefor, and shall pay ATI all costs associated therewith.

            (c) The OEM PARTNER'S OEM PRODUCTS shall be delivered f.o.b. ATI's shipping point, and thereafter, OEM PARTNER shall assume all risk of loss therefor.

5.    TERM OF THE AGREEMENT

      5.1 Term. The term of this Agreement shall commence as of the Effective Date and unless sooner terminated by either party as provided herein, shall continue for a period of two (2) years from the Effective Date, and thereafter, for successive terms of one (1) year each, unless either party, at least sixty (60) days prior to the end of the initial or any successor term, gives written notice to the other party of its intention to terminate this Agreement at the conclusion of the term then in progress. Notwithstanding the termination of this Agreement and provided that the termination is not the result of breach of this Agreement by OEM PARTNER or by reason of those events set forth in "5.3" hereof, ATI agrees to license OEM PARTNER'S OEM PRODUCTS to OEM PARTNER for the six (6) month period following the termination of this Agreement, at ATI's then current license fees and upon such other terms and conditions as ATI may require.

      5.2 Prior Termination. This Agreement may be terminated at any time upon ninety (90) days prior written notice by either party if either party files a voluntary petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, becomes insolvent, or if any involuntary petition in bankruptcy or under any similar insolvency laws is filed against it, or if a receiver is appointed for, or a levy or attachment is made against substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within ninety (90) days after the filing or appointment thereof.

      5.3 Termination Upon Breach. This Agreement may also be terminated, without notice, by ATI if OEM PARTNER fails to pay the amount of any purchase order when payment is due under this Agreement. This Agreement may also be terminated upon ten (10) days' written notice by OEM PARTNER or by ATI if the other party fails to comply with any other undertaking, covenant, term, or provision of this


Agreement to Develop OEM Products (DRAFT)    5                   3/29/00
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            Agreement. ATI's and OEM PARTNER's right to terminate this Agreement under the preceding sentence of this paragraph may not be exercised unless the party seeking to terminate shall have given the other party notice of the failure and the other party shall have refused or failed to correct or cure its default within thirty (30) days following notice from the party seeking to terminate.

      5.4   Effect of Termination. The termination of this Agreement shall not
            (i) affect any of OEM PARTNER's obligations hereunder with respect to indemnification and the protection of ATI's Intellectual Property Rights in OEM PARTNER's OEM PRODUCTS, or (ii) affect the use of OEM PARTNER'S OEM PRODUCTS by any party who has acquired the right to use any OEM PARTNER'S OEM PRODUCTS, provided that such use is at all times subject to and in accordance with the terms and conditions of this Agreement. Furthermore, upon the termination of this Agreement, ATI shall have no further obligations under this Agreement excepting those that may be required under Section 5.1 hereof.

6.      AGREEMENTS OF ATI

        6.1 Telephone Technical Support. ATI agrees to provide reasonable telephone technical support, during normal business hours of ATI, to designated employees of OEM PARTNER and regarding certain customer situations that OEM PARTNER cannot resolve on their own. OEM PARTNER is responsible, at its cost, for providing technical support to its customers and end-users who acquire copies of OEM PARTNER'S OEM PRODUCTS.

        6.2 Obligation to Update OEM PARTNER'S OEM PRODUCTS. During the term of this Agreement, ATI agrees to provide annual Program Updates and Program Improvements to the Licensed Software listed in Appendix A. Program Updates and Program Improvements will be limited to support of new operating systems, compatibility with new third-party applications, and other similar improvements. New feature development and functional enhancements are not covered under this Agreement, nor are updates to substitute products listed in Appendix A. ATI may elect, upon sixty (60) days written notice to OEM PARTNER, to discontinue the design and manufacture of Program Updates and Program Improvements for OEM PARTNER'S OEM PRODUCTS, in the event that:

            (a) OEM PARTNER shall become insolvent or fail to pay its obligations as they arise or upon any proceeding being commenced by or against OEM PARTNER under any laws providing relief to OEM PARTNER as a debtor, or

            (b) there is any actual, threatened or suspected infringement of any Intellectual Property Rights of ATI which comes to OEM PARTNER'S attention as mentioned in Section 3.6.

      6.3 "Bug" Fixes. ATI agrees to use its reasonable efforts to remedy any bugs in the Licensed Software in a timely fashion. Should the effort be considerable, ATI may notify OEM PARTNER of additional costs and charges.

      6.4 Language Translation. Without the prior written consent of ATI, OEM PARTNER shall not translate the Licensed Software and Licensed Documentation from English into any other language.

      6.5 Rights of Any Third Party. ATI warrants that the use of the Licensed Software, by itself, shall not infringe any patent or copyright covering the Licensed Software. Not withstanding 8.1 (b) and 8.2 to the contrary, ATI agrees, at its own expense, to: (i) defend OEM PARTNER against or, at its option, settle any claim, suit or proceeding brought against OEM PARTNER on the issue of United States patent or copyright infringement with respect to the Licensed Software; and (ii) pay OEM PARTNER


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            any reasonable costs, damages and reasonable attorney's fees OEM
            PARTNER is found liable for (other than attorneys' fees incurred by OEM PARTNER) as the result of any lawsuit based on such a claim; provided that ATI (i) is notified immediately after OEM PARTNER receives notice of such claim; (ii) is solely in charge of the defense of any settlement negotiations with respect to such claim; and (iii) has the right, upon either the occurrence of or the likelihood (in the opinion of ATI) of the occurrence of a finding of infringement, to (a) procure for OEM PARTNER the right to continue using the Licensed Software; or (b) replace the Licensed Software with other equivalent, noninfringing software. ATI assumes no responsibility for any product not supplied by it, or for any product supplied by it which has been changed, modified, adapted or refitted without the express authorization in writing from ATI.

      6.6 Non-Disclosure. ATI agrees to prevent disclosure of Licensed Software's pre-release products, versions, updates, upgrades and features. Without OEM PARTNER'S prior written consent, ATI further agrees not to reveal OEM PARTNER'S marketing strategies, pricing schedules, or other trade secrets which are not publicly known through no wrongful act of ATI.

      6.7 Training. ATI agrees to provide one week of training at its facilities to OEM PARTNER on OEM PARTNER'S OEM PRODUCTS at no charge. OEM PARTNER may request additional training at its facilities with thirty (30) days notice. OEM PARTNER assumes all associated costs of training for its employees.

      6.8 Specifications. ATI agrees to develop precise product specifications for OEM PARTNER'S OEM PRODUCTS. OEM PARTNER agrees to provide feedback and/or approval of specifications within ten business days of receipt.

      6.9   Warranty. ATI represents and warrants that:

            a) ATI is the rightful owner of all rights, title and interests in and to the Licensed Software, including, without limitation, any patents, copyrights, trademarks and other intellectual property rights with respect thereto

            b) ATI is under no restraints arising from contractual or confidential relationships with any third party which may adversely affect or be inconsistent in any manner with the parties respective rights and obligations hereunder

            c) To ATI's knowledge, sale and distribution of the Licensed Software to the end users does not and will not infringe upon any patents, copyrights, or any other proprietary rights of any third party

            d) ATI has neither granted any rights or licenses nor entered into any transaction or contractual relation with any third party which is/are inconsistent with any of the rights, licenses, and/or obligations of OEM PARTNER under this Agreement.

            ATI further warrants to OEM PARTNER that, at the time of delivery, the Licensed Software sold hereunder shall conform substantially to the description/specification agreed by the parties and shall be free from defects in material and workmanship.

            ATI warrants and accepts responsibility regarding claims, demands, proceedings or costs resulting from any alleged infringement by Licensed Software of any intellectual property rights of third parties.

7.    AGREEMENTS OF OEM PARTNER


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      7.1   Minimum License. OEM PARTNER agrees to license a minimum quantity of
            [information redacted]## per year, starting with Start Date. Over the initial term of this agreement, OEM PARTNERS will purchase a minimum of [information redacted]## units from the Start Date of this contract to December 31, 2001.

      7.2 Payment of Royalties. All royalties due in accordance with the term of this Agreement shall be paid in US Dollars within 30 days after invoice receipt. With each royalty payment OEM PARTNER shall include a written summary, broken out by OEM company, month of sale and country categories of: (a) the number and types of licensed systems distributed or used internally by OEM during the monthly; and (b) any other information which may be required to determine whether OEM PARTNER is paying the correct royalty amount hereunder.

      7.3 When Royalties Are Earned. All royalties due hereunder shall be eamed on the date OEM PARTNER ships a Licensed System to its customer. ATI may, but is not obligated to, provide DEMONSTRATION UNITS to OEM PARTNER at reduced or no cost to OEM PARTNER Any uses or applications which fall outside of definition of DEMONSTRATION UNITS, are defined as "LICENSED SOFTWARE" and subject to the terms and conditions of Agreement. This includes, but is not limited to, DEMONSTRATION UNITS provided with demonstration printers, which are later sold. In such cases, DEMONSTRATION UNITS becomes LICENSED SOFTWARE and are subject to the terms and conditions of Agreement. ATI will provide OEM PARTNER with a maximum number of DEMONSTRATION UNITS of 1% of OEM PARTNER'S annual commitment.

      7.4 Right of Audit. OEM PARTNER shall maintain a complete, clear, accurate record of: (a) the number and types of Licensed Systems distributed or used intemally by OEM PARTNER; (b) the number and types of Coded Font Programs, by Typefaces, bundled with Licensed Software; and (c) any other information which may be required to determine whether OEM PARTNER is paying the correct royalty amount hereunder. To ensure compliance with the terms of this Agreement, ATI, at its own expense, shall have the right to conduct an inspection and audit of all the relevant accounting and sales books and records of OEM PARTNER during regular business hours at OEM PARTNER'S offices and in such a manner as not to interfere with OEM PARTNER'S normal business activities. In no event shall audits be made hereunder more frequently than every six (6) months. If such inspections should disclose any underreporting, OEM PARTNER shall promptly pay ATI such amount, together with interest thereon at the rate of 1-1/2% per month or the highest interest rate allowed by law, whichever is lower, from the date on which such amount became due.

      7.5 Marketing Efforts. OEM PARTNER agrees to use its reasonable, commercial efforts to market, sell and distribute the OEM PARTNER'S OEM PRODUCTS, and further agrees that the marketing and advertising efforts will be of high quality, and will preserve the professional image and reputation of ATI.

      7.6 Published/Printed Materials. OEM PARTNER agrees to refrain from placing any reference to OEM PARTNER'S OEM PRODUCTS being based on ATI STANDARD SOFTWARE in any printed materials other than those set forth in 3.4 (a) and (b) hereof.

      7.7 Non-Disclosure. OEM PARTNER agrees to prevent disclosure of pre-release products, versions, updates, upgrades and features, including Program Improvements and Program Updates, that it may be privileged to receive from ATI before the general public. Without ATI's prior written consent, OEM PARTNER further agrees not to reveal ATI's marketing strategies, pricing schedules, or other trade secrets which are not publicly known through no wrongful act of OEM PARTNER.

      7.8 Non-exclusive License. ATI hereby reserves all of its rights, title and interests to software and documentation which it owns or may own in the future which is similar to Licensed Software and

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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            Licensed Documentation, including but not limited to, the right to sell such software using the trademark PhotoPRINT or any other trademark.

      7.9 Reports. OEM PARTNER agrees to provide ATI with copies of all technical reports of problems or bugs discovered, if any, in the Licensed Software, and suggestions and feedback from customers.

      7.10 Responsibity for OEM PARTNER'S OEM PRODUCTS. OEM PARTNER shall have the exclusive control over the use and disposition of OEM PARTNER'S OEM PRODUCTS licensed under this Agreement. OEM PARTNER agrees to be responsible for the proper use, production, supervision, and ultimate disposition of OEM PARTNER'S OEM PRODUCTS in accordance with OEM PARTNER'S own rules and regulations which shall not be in derogation of the terms and provisions of this Agreement.

      7.11 Indemnity. OEM PARTNER agrees, at its sole expense, to indemnify, defend, and hold ATI, its agents, employees, successors and assigns, harmless for, and forthwith reimburse ATI, its agents, employees, successors and assigns, for any loss, cost, damage or expense (including attomey's fees and other costs of litigation) arising from the breach by OEM PARTNER of any of its obligations under the terms and provisions of this Agreement.

      7.12 Modification of OEM PARTNER'S OEM PRODUCTS. OEM PARTNER shall not modify the Licensed Software, except upon the written consent of ATI. In the event that ATI provides written consent to OEM PARTNER, any modification shall merge and become a part of the Licensed Software subject to the terms and conditions of this Agreement.

      7.13 Return of Master Copies of Licensed Software and Licensed Documentation. Upon the termination of this Agreement, OEM PARTNER agrees to immediately return to ATI all master copies of Licensed Software and Licensed Documentation and all demonstration copies provided to OEM PARTNER with respect to OEM PARTNER'S OEM PRODUCTS.

      7.14 Security of Software. To ensure that OEM PARTNER'S OEM PRODUCTS are limited to be sold with OEM PARTNER'S equipment, OEM PARTNER will make reasonable adjustments to equipment firmware to allow OEM PARTNER'S OEM PRODUCTS to detect a printer identification code.

8.    MISCELLANEOUS PROVISIONS

      8.1   Limitation of Liability.

            (a) ATI shall not be liable for delays in delivery or failure to manufacture or deliver any OEM PARTNER'S OEM PRODUCTS or otherwise to perform any obligation due to OEM PARTNER under this Agreement resulting from any cause beyond ATI's reasonable control, including but not limited to, acts of God, acts of civil or military authority; labor disputes, fire, riots, civil commotion, sabotage, war, embargo, blockage, floods, earthquakes, epidemics, power surges, Governmental restrictions, or failure of a supplier to deliver sald products.

            (b) Any provision of this Agreement to OEM PARTNER, any end-user of an OEM PARTNER'S OEM PRODUCTS or other third party, whether based to the contrary notwithstanding, in no event shall ATI's liability under or arising out of this Agreement, whether based upon breach of contract, warranty, negligence, gross negligence, strict liability, negligent misrepresentation or any other legal or equitable ground of action, include any special, indirect, incidental, consequential,


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

                  exemplary or punitive damages of any kind whatsoever, or include claims for loss of use, loss of business, loss of data, or loss of profits, all of the foregoing of which are acknowledged by the parties as specifically excluded from ATI's liability, even if ATI shall have been advised of the possibility of such potential loss or damage. The liability of ATI arising hereunder or out of the supplying of any OEM PARTNER'S OEM PRODUCTS or license of software or their use, whether based upon warranty, contract, negligence, strict liability, negligent misrepresentation or otherwise, shall not in any case exceed the original cost to OEM PARTNER of such Products.

      8.2 Negation of Warranty. THE OEM PARTNER'S OEM PRODUCTS ARE PROVIDED ON AN "AS IS" BASIS, AND THERE ARE NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OEM PARTNER SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, USE, EFFICIENCY AND SUITABILITY OF THE OEM PARTNER'S OEM PRODUCTS, AND ATI SHALL HAVE NO LIABILITY THEREFOR.

      8.3 Entire Agreement. This is the entire and exclusive Agreement of the parties with respect to the subject matter thereof. This Agreement supersedes all prior proposals, oral or written, and all negotiations, conversations or discussions heretofore between the parties related to this Agreement. OEM PARTNER acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, including statements or representations contained in general sales literature or made by sales personnel. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with the terms and conditions of any order or other instrument submitted by OEM PARTNER. This Agreement shall not be modified except by a subsequently dated written amendment or appendix signed on behalf of ATI and OEM PARTNER by respective duly authorized representative.

            Notices. Any notices, demands or requests required or permitted to be made pursuant to, under or by virtue of this Agreement must be in writing and mailed, postage prepaid and by certified or registered mail, return receipt requested, or delivered by Federal Express or other reputable independent overnight delivery service providing written evidence of delivery, or by hand delivery by reputable independent courier providing written evidence of delivery, addressed as follows:

            To ATI:
            Amiable Technologies, Inc.
            Attn: VP Marketing
            International Plaza Two, Suite 625
            Philadelphia, PA 19113 USA

            To OEM PARTNER:
            ALPS ELECTRIC CO., LTD.
            Attn:
            1-7 Yukigaya
            Otsuka-cho, Ota-ku
            Tokyo, 145-850
            Japan

            Such notices, demands or requests shall be deemed to have been given and delivered on the earlier of the date of actual receipt thereof, or (i) if delivered by Federal Express or other reputable overnight delivery service, on the business day next succeeding the date on which the same was delivered by the sender to such courier, or (ii) if by United States certified or registered mail, three (3) business days


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

            after the date of mailing, or on the date of actual receipt, whichever is earlier. Either party may change the address to which such notices, demands or requests shall be mailed hereunder by written notice of such new address mailed to the other party hereto in accordance with the provisions of this paragraph. Notice given by legal counsel on behalf of any party shall be deemed to be given by such party.

      8.4 Headings. The subject headings of the paragraphs of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

      8.5 Governing Law. The parties hereto agree that the rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The validity, interpretation, or performance of this Agreement and the transactions contemplated by this Agreement, shall be governed by the laws of the Commonwealth of Pennsylvania, USA, excluding the application of its conflicts of laws rules. Any dispute arising hereunder shall be referred to the courts of Pennsylvania, or at ATI's sole discretion, to the courts where OEM PARTNER business is situated.

      8.6 Assignment. OEM PARTNER shall not assign or otherwise transfer its rights and obligations under this Agreement, whether by operation of law or otherwise, without the written consent of ATI. For purposes of this Agreement, the merger, consolidation, reorganization or sale, transfer or conveyance of substantially all of OEM PARTNER assets to a third party shall be considered a prohibited transfer hereunder.

      8.7 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      8.8 Consent to Breach Not Waiver. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

      8.9 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original instrument, and all such counterparts, together shall constitute but one instrument.

      8.10 Construction. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted, and in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or its deletion. All capitalized terms used herein and not otherwise defined herein shall have ascribed to them the meaning contained in this Agreement. For purposes of this Agreement, the neuter shall include the masculine and the feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

      8.11 Relationship of Parties. Each party acknowledges and agrees that it is not the partner, joint venture, agent, legal representative, or employee of the other. Neither party is granted the right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other or to bind the other in any manner to anything whatsoever.


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

      8.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, agents, permitted successors and permitted assigns.


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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below and each party holds one original copy.


     Amiable Technologies, Inc.                ALPS ELECTRIC CO.,LTD.

          DR. RAMON HAREL                           YOZO YASUOKA
     --------------------------               -----------------------
           (Printed Name)                          (Printed Name)

             PRESIDENT                             General Manager
     --------------------------               -----------------------
              (Title)                                  (Title)

     By: /s/ Ramon Harel                      By: /s/ Yozo Yasuoka
     --------------------------               -----------------------
            (Signature)                              (Signature)

           March 29, 2000                         March 31, 2000
     --------------------------               -----------------------
            (Date Signed)                           (Date Signed)


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

                                   Appendix A

                            OEM PARTNER'S OEM PRODUCTS

The Licensed Software and Licensed Documentation shall be delivered on Gold CD consisting of the following:

Micro-Dry RIP
Basic Personal Edition
A stand-alone printer driver with the following prelimirary specifications:
1       Ability to drive the ALPS PS-1 printer;
2.      Printing directly from supported third-party applications;
3.      Support of four-color printing; and
4.      Support of Macintosh platform

Advanced Personal Edition (optional)

DOCUMENTATION
        User manual and on-line help consisting of the following:
        o  Hardcopy installation sheet.
        o  User Manual in PDF format

LOCALIZATION
       Software shall be provided in the following languages:
        o  English
        o  Japanese

        Documentation shall be provided in the following languages:
        o  English


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

                                   Appendix B

1.    LICENSE FEE

The per-unit license fee for OEM PARTNER'S OEM PRODUCT shall be [information redacted]## for units without Kanji fonts. Within Japan, two fonts must be licensed with each OEM PARTNER'S OEM PRODUCT including the DEMONSTRATION UNITS sold at [information redacted]## apiece. Therefore, units with Kanji fonts are [information redacted]##. ATI will provide Roman fonts for all units. These Roman fonts will correspond to what is provided by bundle from Adobe to ATI. Should a hardware key (dongle) be necessary, it can be included at a cost of [information redacted]## per key.

2.    NON-RECURRING ENGINEERING (NRE) CHARGES

NRE charges related to customization of OEM PARTNER'S OEM PRODUCT of [information redacted]## shall be due based on the following schedule:

March 31, 2000 - [information redacted]##
June 30, 2000 - [information redacted]##

Windows option
o  OEM PARTNER will decide by May 1, 2000
o  [information redacted]## additional NRE

3.    PAYMENT SCHEDULE

Royalty fees will be calculated on a quarterly basis based on number of OEM PARTNER'S OEM PRODUCTS licensed by OEM PARTNER. OEM PARTNER will provide ATI a quarterly royalty report listing total units sold and royalty due.


-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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